Exhibit 99.1

Ooma Reports Fourth Quarter and Fiscal Year 2026 Financial Results

Sunnyvale, Calif., March 4, 2026 -- Ooma, Inc. (NYSE: OOMA), a provider of advanced communications services for businesses and consumers, today released financial results for the fiscal fourth quarter and year ended January 31, 2026.

Fourth Quarter Fiscal 2026 Financial Highlights:

•
Revenue: Total revenue was $74.6 million, up 15% year-over-year. Subscription and services revenue increased to $68.7 million from $60.6 million in the fourth quarter of fiscal 2025, and was 92% of total revenue, primarily driven by the growth of Ooma Business. The December 2025 acquisitions of FluentStream and Phone.com, on a combined basis, contributed revenue of $6.1 million to the fourth quarter fiscal 2026, including $6.0 million of business subscription revenue.
•
Net Income/Loss: GAAP net income was $4.0 million, or $0.14 per diluted share, compared to GAAP net loss of $0.3 million, or $0.01 per basic and diluted share, in the fourth quarter of fiscal 2025. GAAP net income in the fourth quarter of fiscal 2026 includes the tax benefit from the release of $2.5 million in valuation allowances resulting from the recording of certain intangible assets in connection with the Phone.com acquisition. Non-GAAP net income was $9.4 million, or $0.34 per diluted share, compared to non-GAAP net income of $5.8 million, or $0.21 per diluted share in the prior year period.
•
Adjusted EBITDA: Adjusted EBITDA was $11.5 million, compared to $6.9 million in the fourth quarter of fiscal 2025.

Full Year Fiscal 2026 Financial Highlights:

•
Revenue: Total revenue was $273.6 million, up 7% year-over-year. Subscription and services revenue increased to $252.0 million from $238.6 million in fiscal 2025, and was 92% of total revenue, primarily driven by the growth of Ooma Business, including the acquisitions of FluentStream and Phone.com, as described above.
•
Net Income/Loss: GAAP net income was $6.5 million, or $0.23 per diluted share, compared to GAAP net loss of $6.9 million, or $0.26 per basic and diluted share, in fiscal 2025. GAAP net income in fiscal 2026 includes the tax benefit from the release of $2.5 million in valuation allowances in the fourth quarter described above. Non-GAAP net income was $29.2 million, or $1.04 per diluted share, compared to non-GAAP net income of $18.0 million, or $0.66 per diluted share in the prior fiscal year.
•
Adjusted EBITDA: Adjusted EBITDA was $33.9 million, compared to $23.3 million in fiscal 2025.

For more information about non-GAAP net income and Adjusted EBITDA, see the section below titled "Non-GAAP Financial Measures" and the reconciliation provided in this release.

“Ooma delivered strong Q4 results with $74.6 million in revenue, $9.4 million of non-GAAP net income and $10.7m of cash from operations,” said Eric Stang, chief executive officer of Ooma. “We closed fiscal year 2026 on a high note with record sales of AirDial and the completion of our acquisitions of FluentStream and Phone.com. For our full fiscal year 2026, we grew business subscription services revenue by 10% year over year and non-GAAP net income by 62% year over year. Looking forward to fiscal year 2027, we are focused on growing in each of the four segments we target: cloud communications for smaller-sized businesses, POTS replacement for both business and residential customers, wholesale platform services, and residential telephony. We particularly see opportunity to expand our sales of AirDial, driven by our expectation of growing market momentum for POTS replacement, and opportunity to leverage our recent acquisitions of FluentStream and Phone.com to realize scale economies and capture new growth potential.”

Business Outlook:

For the first quarter of fiscal 2027, Ooma expects:

•
Total revenue in the range of $79.6 million to $80.4 million.
•
GAAP net income in the range of $2.3 million to $2.7 million and GAAP net income per share in the range of $0.08 to $0.10.

•
Non-GAAP net income in the range of $8.8 million to $9.2 million, and non-GAAP net income per share in the range of $0.31 to $0.33.

For the full fiscal year 2027, Ooma expects:

•
Total revenue in the range of $321 million to $325 million.
•
GAAP net income in the range of $9.3 million to $10.8 million, and GAAP net income per share in the range of $0.33 to $0.38.
•
Non-GAAP net income in the range of $35.5 million to $37.0 million, and non-GAAP net income per share in the range of $1.26 to $1.31.

The following is a reconciliation of GAAP net income to non-GAAP net income and GAAP diluted net income per share to non-GAAP diluted net income per share guidance for the first fiscal quarter ending April 30, 2026 and the fiscal year ending January 31, 2027 (in millions, except per share data):

	Projected range
	Three Months Ending	Fiscal Year Ending
	April 30, 2026	January 31, 2027
	(unaudited)
GAAP net income	$2.3-$2.7	$9.3-$10.8
Stock-based compensation and related taxes	3.3	14.2
Amortization of intangible assets	3.2	12.0
Non-GAAP net income	$8.8-$9.2	$35.5-$37.0

GAAP net income per share	$0.08-$0.10	$0.33-$0.38
Stock-based compensation and related taxes	0.12	0.50
Amortization of intangible assets	0.11	0.43
Non-GAAP net income per share	$0.31-$0.33	$1.26-$1.31

Weighted-average number of shares used in per share amounts:
Basic	27.7	28.0
Diluted	28.0	28.2

Conference Call Information:

The company will host a conference call and live webcast for analysts and investors at 5:00 p.m., Eastern time on March 4, 2026. The news release with the financial results will be accessible from the company's website prior to the conference call.

To access the call by phone, please visit https://register-conf.media-server.com/register/BIecc39409caf643709ef5fe469f156982 to register and receive the dial-in details. To avoid delays, Ooma encourages participants to dial into the conference call ten minutes ahead of the scheduled start time.

For webcast listening, please visit Ooma’s Events & Presentations page https://investors.ooma.com/news-events/events-presentation for a link.

Following the call, an archived version of the webcast will be available on the Ooma investor relations site at https://investors.ooma.com for 12 months.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying tables contain certain non-GAAP financial measures, including: non-GAAP net income, non-GAAP net income per share, non-GAAP gross profit and gross margin, non-GAAP operating income, and Adjusted EBITDA. Adjusted EBITDA represents net income before interest and other expense (income), income taxes, depreciation and amortization of capital expenditures, amortization of intangible assets, stock-based compensation and related taxes, acquisition-related costs, litigation costs, restructuring costs and gain on note conversion.

Other non-GAAP financial measures exclude stock-based compensation expense and related taxes, amortization of intangible assets, certain non-recurring gains and charges, such as acquisition-related costs, acquisition-related income tax benefit, litigation costs, restructuring costs and gain on note conversion. Non-GAAP weighted-average diluted shares include the effect of potentially dilutive securities from the company’s stock-based benefit plans.

These non-GAAP financial measures are presented to provide investors with additional information regarding our financial results and core business operations. Ooma considers these non-GAAP financial measures to be useful measures of the operating performance of the company, because they contain adjustments for unusual events or factors that do not directly affect what management considers to be Ooma's core operating performance and are used by the company's management for that purpose. Management also believes that these non-GAAP financial measures allow for a better evaluation of the company's performance by facilitating a meaningful comparison of the company's core operating results in a given period to those in prior and future periods. In addition, investors often use similar measures to evaluate the operating performance of a company.

Non-GAAP financial measures are presented for supplemental informational purposes only to aid an understanding of the company's operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. A limitation of the non-GAAP financial measures presented is that the adjustments relate to items that the company generally expects to continue to recognize. The adjustment of these items should not be construed as an inference that the adjusted gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP financial measures of Ooma's financial performance and the respective non-GAAP measures should be considered together. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure in the tables below.

Disclosure Information

Ooma uses the investor relations section on its website as a means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Ooma's investor relations website in addition to following Ooma's press releases, Securities and Exchange Commission (“SEC”) filings, and public conference calls and webcasts.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. In particular, the financial projections under “Business Outlook” and the statements contained in the quotations of our Chief Executive Officer may constitute forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical facts and generally contain words such as "believes”, "expects”, "may”, "will”, "should”, "seeks”, "approximately”, "intends”, "plans”, "estimates”, "anticipates”, and other expressions that are predictions of or indicate future events. Although the forward-looking statements contained in this press release are based upon information available at the time the statements are made and reflect management's good faith beliefs, forward-looking statements inherently involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements to differ materially from anticipated future results. Important factors that could cause actual results to differ materially from expectations include, among others: our ability to retain the former employees, customers and users of FluentStream and Phone.com, our ability to successfully integrate the acquired companies and to achieve expected benefits from the acquisitions; our inability to attract new customers on a cost-effective basis; our inability to retain customers; failure to realize AirDial opportunities; intense competition; loss of key retailers and reseller partnerships; our inability to realize expected returns from our investments made in connection with our international operations and development of new product features; our reliance on vendors to manufacture the on-premise appliances and end-point devices we sell; our reliance on third parties for our network connectivity and co-location facilities; our reliance on third parties for some of our software development, quality assurance and operations; our reliance on third parties to provide the majority of our customer service and support representatives; and interruptions to our service. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law.

The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings which we make with the SEC from time to time, including the risk factors contained in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2025, filed with the SEC on December 9, 2025. The forward-looking statements in this press release are based on information available to Ooma as of the date hereof, and Ooma disclaims any obligation to update any forward-looking statements, except as required by law.

About Ooma, Inc.

Ooma (NYSE: OOMA) delivers phone, messaging, video and advanced communications services that are easy to implement and provide great value. Founded in 2003, the company offers Ooma Office for small to medium-sized businesses seeking enterprise-grade features designed for their needs; Ooma AirDial for any business looking to replace aging and increasingly expensive copper phone lines; Ooma 2600Hz for businesses that provide their own communications solutions built on an outsourced underlying platform; and Ooma Telo for residential consumers who value a landline experience at a more affordable price point. Ooma’s award-winning solutions power more than 2 million users today. Learn more at www.ooma.com in the United States or www.ooma.ca in Canada.

INVESTOR CONTACT:

Matthew S. Robison

Director of IR and Corporate Development

Ooma, Inc.

ir@ooma.com

(650) 300-1480

MEDIA CONTACT:

Jim Gustke

Senior Vice President, Marketing

Ooma, Inc.

press@ooma.com

OOMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, amounts in thousands)

	January 31,	January 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$20,144	$17,871
Accounts receivable, net	11,833	8,040
Inventories	16,172	13,068
Other current assets	18,590	17,198
Total current assets	66,739	56,177
Property and equipment, net	13,330	11,982
Operating lease right-of-use assets	14,198	15,311
Intangible assets, net	62,478	22,184
Goodwill	49,827	23,069
Other assets	20,965	20,472
Total assets	$227,537	$149,195

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$8,275	$6,007
Accrued expenses and other current liabilities	39,292	29,067
Current portion of debt, net	6,373	—
Deferred revenue	17,787	16,586
Total current liabilities	71,727	51,660
Long-term operating lease liabilities	10,988	12,234
Debt, net of current portion	51,514	—
Other liabilities	392	23
Total liabilities	134,621	63,917

Stockholders' equity:
Common stock	5	5
Additional paid-in capital	226,631	225,452
Accumulated deficit	(133,720)	(140,179)
Total stockholders' equity	92,916	85,278
Total liabilities and stockholders' equity	$227,537	$149,195

OOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except share and per share data)

	Three Months Ended		Fiscal Year Ended
	January 31, 2026	January 31, 2025	January 31, 2026	January 31, 2025
Revenue:
Subscription and services	$68,664	$60,551	$252,015	$238,641
Product and other	5,920	4,546	21,587	18,211
Total revenue	74,584	65,097	273,602	256,852

Cost of revenue:
Subscription and services	20,103	18,079	75,256	71,199
Product and other	8,409	7,085	31,106	29,635
Total cost of revenue	28,512	25,164	106,362	100,834
Gross profit	46,072	39,933	167,240	156,018

Operating expenses:
Sales and marketing	20,318	19,365	78,341	77,325
Research and development	13,221	12,620	50,259	54,287
General and administrative	10,428	8,269	34,384	31,346
Total operating expenses	43,967	40,254	162,984	162,958
Income (loss) from operations	2,105	(321)	4,256	(6,940)
Interest and other (expense) income, net	(432)	(35)	117	799
Income (Loss) before income taxes	1,673	(356)	4,373	(6,141)
Income tax benefit (provision)	2,279	95	2,086	(760)
Net income (loss)	$3,952	$(261)	$6,459	$(6,901)

Net income (loss) per share of common stock:
Basic	$0.14	$(0.01)	$0.23	$(0.26)
Diluted	$0.14	$(0.01)	$0.23	$(0.26)

Weighted-average shares of common stock outstanding:
Basic	27,556,621	27,097,223	27,550,814	26,685,598
Diluted	27,850,080	27,097,223	28,116,327	26,685,598

OOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, amounts in thousands)

	Three Months Ended		Fiscal Year Ended
	January 31, 2026	January 31, 2025	January 31, 2026	January 31, 2025
Cash flows from operating activities:
Net income (loss)	$3,952	$(261)	$6,459	$(6,901)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation expense	3,585	4,440	14,918	17,915
Depreciation and amortization of capital expenditures	1,381	1,151	4,395	4,294
Amortization of intangible assets	2,388	1,406	6,606	5,767
Amortization of operating lease right-of-use assets	854	783	3,324	3,074
Deferred income tax benefit	(2,548)	—	(2,548)	—
Gain on note conversion	—	—	—	(980)
Other	74	96	151	243
Changes in operating assets and liabilities:
Accounts receivable, net	(1,790)	185	(2,577)	1,824
Inventories and deferred inventory costs	(884)	25	(3,150)	6,639
Prepaid expenses and other assets	91	(129)	(1,153)	(2,659)
Accounts payable, accrued expenses and other liabilities	4,133	513	1,421	(2,163)
Deferred revenue	(533)	(367)	(156)	(447)
Net cash provided by operating activities	10,703	7,842	27,690	26,606

Cash flows from investing activities:
Business acquisition, working capital adjustments	(64,090)	—	(64,090)	—
Capital expenditures	(1,581)	(1,695)	(5,592)	(6,447)
Net cash used in investing activities	(65,671)	(1,695)	(69,682)	(6,447)

Cash flows from financing activities:
Proceeds from issuance of debt	65,000	—	65,000	—
Repayments of debt	(6,500)	(3,000)	(6,500)	(16,000)
Credit facility issuance costs	(496)	—	(496)	—
Shares repurchased for tax withholdings on vesting of restricted stock units	(1,164)	(1,594)	(5,132)	(4,410)
Payments for repurchases of common stock	(3,448)	(2,418)	(11,627)	(4,470)
Proceeds from issuance of common stock	—	1,605	3,020	5,056
Net cash provided by (used in) financing activities	53,392	(5,407)	44,265	(19,824)
Net (decrease) increase in cash and cash equivalents	(1,576)	740	2,273	335
Cash and cash equivalents, at beginning of period	21,720	17,131	17,871	17,536
Cash and cash equivalents, at end of period	$20,144	$17,871	$20,144	$17,871

OOMA, INC.

Reconciliation of Non-GAAP Financial Measures

(Unaudited, amounts in thousands, except percentages, share and per share data)

	Three Months Ended		Fiscal Year Ended
	January 31, 2026	January 31, 2025	January 31, 2026	January 31, 2025
Revenue	$74,584	$65,097	$273,602	$256,852

GAAP gross profit	$46,072	$39,933	$167,240	$156,018
Stock-based compensation and related taxes	218	243	940	1,049
Amortization of intangible assets	896	708	3,020	2,974
Restructuring costs	—	—	62	39
Non-GAAP gross profit	$47,186	$40,884	$171,262	$160,080

Gross margin on a GAAP basis	62%	61%	61%	61%
Gross margin on a Non-GAAP basis	63%	63%	63%	62%

GAAP operating income (loss)	$2,105	$(321)	$4,256	$(6,940)
Stock-based compensation and related taxes	3,628	4,507	15,217	18,217
Amortization of intangible assets	2,388	1,406	6,606	5,767
Litigation costs	986	170	1,474	340
Acquisition-related costs	1,042	—	1,626	—
Restructuring costs	—	—	373	1,579
Non-GAAP operating income	$10,149	$5,762	$29,552	$18,963

GAAP net income (loss)	$3,952	$(261)	$6,459	$(6,901)
Stock-based compensation and related taxes	3,628	4,507	15,217	18,217
Amortization of intangible assets	2,388	1,406	6,606	5,767
Litigation costs	986	170	1,474	340
Acquisition-related costs	1,042	—	1,626	—
Acquisition-related income tax benefit	(2,548)	—	(2,548)	—
Restructuring costs	—	—	373	1,579
Gain on note conversion	—	—	—	(980)
Non-GAAP net income	$9,448	$5,822	$29,207	$18,022

GAAP basic net income (loss) per share	$0.14	$(0.01)	$0.23	$(0.26)
Stock-based compensation and related taxes	0.13	0.16	0.54	0.67
Amortization of intangible assets	0.08	0.05	0.24	0.21
Litigation costs	0.04	0.01	0.05	0.02
Acquisition-related costs	0.04	—	0.06	—
Acquisition-related income tax benefit	(0.09)	—	(0.09)	—
Restructuring costs	—	—	0.01	0.06
Gain on note conversion	—	—	—	(0.04)
Non-GAAP net income per diluted share	$0.34	$0.21	$1.04	$0.66

GAAP weighted-average basic shares	27,556,621	27,097,223	27,550,814	26,685,598
GAAP weighted-average diluted shares	27,850,080	27,097,223	28,116,327	26,685,598
Non-GAAP weighted-average diluted shares	27,850,080	27,997,014	28,116,327	27,488,168

GAAP net income (loss)	$3,952	$(261)	$6,459	$(6,901)
Reconciling items:
Interest and other expense (income), net	432	35	(117)	181
Income tax (benefit) provision	(2,279)	(95)	(2,086)	760
Depreciation and amortization of capital expenditures	1,381	1,151	4,395	4,294
Amortization of intangible assets	2,388	1,406	6,606	5,767
Stock-based compensation and related taxes	3,628	4,507	15,217	18,217
Litigation costs	986	170	1,474	340
Acquisition-related costs	1,042	—	1,626	—
Restructuring costs	—	—	373	1,579
Gain on note conversion	—	—	—	(980)
Adjusted EBITDA	$11,530	$6,913	$33,947	$23,257